Exhibit 99.1

Press Release

Zalicus and Epirus Announce Merger Agreement

•	Merger will Create a Publicly Traded, Global Biosimilar Enterprise Focused on Improving Patient Access to Important Medicines

•	Epirus Closes $36 Million Series B Financing Round

•	Management to Hold Conference Call at 8:30 A.M. EDT

BOSTON—(BUSINESS WIRE)—Apr. 16, 2014—Zalicus Inc. (Nasdaq Capital Market: ZLCS) (Zalicus), and Epirus Biopharmaceuticals, Inc. (Epirus), a Boston-based biopharmaceutical company focused on the global development and commercialization of biosimilar monoclonal antibodies, announced today that they have entered into a definitive agreement under which Epirus will merge with a wholly-owned subsidiary of Zalicus in an all-stock transaction. Following closing, Zalicus will be re-named Epirus Biopharmaceuticals, Inc., and will operate under the leadership of the Epirus management team with Amit Munshi serving as the president and chief executive officer. In addition, Dr. Mark H.N. Corrigan will serve as chairman of the company’s board of directors, which will have representatives from both the existing Epirus and Zalicus boards.

The merger will create a Nasdaq-listed, publicly traded company focused on building a global biosimilar enterprise to improve patient access to important medicines. Epirus is currently developing a pipeline of biosimilars, including BOW015, a biosimilar to Remicade®, BOW050, a biosimilar to Humira®, and BOW030 a biosimilar to Avastin®.

Epirus also announced today that it has closed a $36 million Series B financing round led by Livzon Mabpharm, Inc. Other investors participating in this round include Adage Capital, Greenwoods Investment, Gibralt US, Inc., Monashee Capital Partners LP, and an investment affiliate of Mousse Partners, as well as existing investors TPG Biotech®, Montreux Equity Partners and 5AM Ventures.

Mark H.N. Corrigan, M.D., president and CEO of Zalicus, said, “We are strong believers in the upside of this newly combined company and the potential of the biosimilar space. Epirus’ strategic model and experienced management team, coupled with Zalicus’ knowledge of the rheumatoid arthritis space and global clinical development expertise, position us well to leverage our strong relationships with key opinion leaders and experience in conducting European clinical trials in RA. This merger creates a dynamic and exciting new enterprise to successfully develop and commercialize biosimilars for the global market. After an extensive review of potential merger candidates and their product pipelines, Zalicus identified Epirus as an organization with the potential to create significant value for our shareholders.”

“Under the new company structure, we will continue to aggressively advance our pipeline of biosimilars, and address diverse global biosimilar markets through local partnerships,” said Amit Munshi, president and CEO of Epirus. “Through this transaction, we gain access to additional financial resources as well as clinical trial experience in the rheumatoid arthritis space. Our combined team is committed to expanding patient access to important medications.”

The percentage of the combined company that Zalicus stockholders will own as of the closing of the merger is subject to adjustment at the closing based on the level of Zalicus’ net cash at the closing. On a pro forma basis, based upon the number of shares of Zalicus common stock to be issued in the merger, (i) current Zalicus stockholders will own approximately 19% of the combined company and current Epirus stockholders will own approximately 81% of the Company if Zalicus’ net cash at closing is equal to or in excess of $12 million, (ii) current Zalicus stockholders will own approximately 17% of the combined company and current Epirus stockholders will own approximately 83% of the Company if Zalicus’ net cash at closing is equal to or in excess of $9 million but less than $12 million, and (iii) current Zalicus stockholders will own approximately 14% of the combined company and current Epirus stockholders will own approximately 86% of the Company if Zalicus’ net cash at closing is equal to or less than $9 million. Zalicus is exploring different alternatives to increase its level of net cash. However, based on Zalicus’ current level of net cash and taking into account Zalicus’ projected expenses in connection with the proposed transaction, if the merger were to close today, the stockholders of Zalicus would own appropriately 14% of the combined company and current Epirus stockholders would own approximately 86% of the combined company. There can be no assurances that any actions taken by Zalicus to attempt to increase its level of net cash between now and closing will be successful or that any such alternatives are available to Zalicus.

The merger is subject to customary closing conditions, including approval of the stockholders of Zalicus and Epirus. The Boards of Directors of both Zalicus and Epirus have unanimously approved the transaction and recommended that their stockholders vote in favor of the transaction. The transaction is currently expected to close during the summer of 2014.

Wedbush PacGrow Life Sciences and Goodwin Procter are acting as financial and legal advisors, respectively, to Zalicus and Leerink Partners LLC and Latham & Watkins are acting as financial and legal advisors, respectively, to Epirus.

Conference Call Information

Zalicus and Epirus will host a conference call and audio webcast today at 8:30 a.m. EDT to discuss the merger agreement. To access the conference call, please dial 1-877-870-4263 (domestic) or 1-412-317-0790 (international) at least five minutes prior to the start time and refer to conference “Epirus and Zalicus Merger Agreement.”

To access materials that will be shared by Zalicus and Epirus during this conference call, please visit www.epirusbiopharma.com or www.zalicus.com.

An audio webcast of the call will also be available on the Investors section of the Zalicus website www.zalicus.com. An archived webcast will be available on the Company’s website approximately two hours after the event.

About Zalicus

Zalicus Inc. (NASDAQ: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain and inflammation. Zalicus has a portfolio of proprietary clinical-stage product candidates targeting pain and has entered into multiple revenue-generating collaborations with large pharmaceutical companies relating to other products, product candidates and drug discovery technologies. Zalicus applies its expertise in the discovery and development of selective ion channel modulators and its combination high throughput screening capabilities to discover innovative therapeutics for itself and its collaborators in the areas of pain and oncology. To learn more about Zalicus, please visit www.zalicus.com.

About EPIRUS

Epirus is building a global biosimilar enterprise to improve patient access to important medicines. The Company’s strategy for commercial success relies on targeted approaches for diverse global markets.

For emerging markets with accessible regulatory frameworks for biosimilars, Epirus develops partnerships with local companies to accelerate regulatory approval and commercialize its products.

For high-growth global markets where local manufacturing confers strategic and operational advantages, Epirus intends to use its SCALE™ platform to deliver an “In Market, For Market™” manufacturing solution with local partners.

For large markets with an established biosimilar regulatory framework, such as Europe, Epirus plans to commercialize its products using a combination of direct sales and local distributors.

More information about Epirus can be found at www.epirusbiopharma.com

Additional Information Will Be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of Zalicus or Epirus or the solicitation of any vote or approval. In connection with the proposed transaction, Zalicus will file with the SEC a Registration Statement on Form S-4 containing a joint proxy statement/prospectus. The joint proxy statement/prospectus will contain important information about Zalicus, Epirus, the transaction and related matters. Zalicus and Epirus will mail or otherwise deliver the joint proxy statement/prospectus to their respective stockholders when it becomes available. Investors and security holders of Zalicus and Epirus are urged to read carefully the joint proxy statement/prospectus relating to the merger (including any amendments or supplements thereto) in its entirety when it is available, because it will contain important information about the proposed transaction.

Investors and security holders of Zalicus will be able to obtain free copies of the joint proxy statement/prospectus for the proposed merger (when it is available) and other documents filed with the SEC by Zalicus through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders of Zalicus will be able to obtain free copies of the joint proxy statement/prospectus for the proposed merger (when it is available) by contacting Zalicus, Attn: Justin Renz, jrenz@zalicus.com. Investors and security holders of Epirus will be able to obtain free copies of the joint proxy statement/prospectus for the merger by contacting Epirus, Attn: Edward Scott, escott@epirusbiopharma.com.

Zalicus and Epirus, and their respective directors and certain of their executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the agreement between Zalicus and Epirus. Information regarding Zalicus’ directors and executive officers is contained in Zalicus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on March 14, 2014, and will also be available in the joint proxy statement/prospectus that will be filed by Zalicus with the SEC in connection with the proposed transaction. Information regarding Zalicus’ directors and officers and a more complete description of the interests of Epirus’ directors and officers in the proposed transaction will be available in the joint proxy statement/prospectus that will be filed by Zalicus with the SEC in connection with the proposed transaction.

Forward-Looking Statements

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the potential closing date of the transaction, the amount of Zalicus’s net cash at closing, and the prospects for commercializing or selling any medicines or other products, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,”

“plan,” “predict” and similar expressions and their variants, as they relate to Zalicus, Epirus or the management of either company, before or after the aforementioned merger, may identify forward-looking statements. Zalicus and Epirus caution that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by Zalicus or Epirus to secure and maintain relationships with collaborators; risks relating to clinical trials; risks relating to the commercialization, if any, of Zalicus’ or Epirus’ proposed product candidates (such as marketing, regulatory, product liability, supply, competition, and other risks); dependence on the efforts of third parties; dependence on intellectual property; and risks that Zalicus or Epirus may lack the financial resources and access to capital to fund proposed operations. Further information on the factors and risks that could affect Zalicus’ business, financial conditions and results of operations are contained in Zalicus’ filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. The forward-looking statements represent the estimates of Zalicus and Epirus as of the date hereof only, and Zalicus and Epirus specifically disclaim any duty or obligation to update forward-looking statements.

(c) 2014 Zalicus Inc. All rights reserved.

Source: Zalicus Inc.

Investor Contact:

Zalicus Inc.

Justin Renz, CFO, 617-301-7575

JRenz@zalicus.com

or

Media Contact:

Russo Partners LLC

Tony Russo, 212-845-4251

tony.russo@russopartnersllc.com

or

Andreas Marathovouniotis, 212-845-4235

andreas.marathis@russopartnersllc.com

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